UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2008

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01                                    Entry into a Material Definitive Agreement

On June 27, 2008, Helicos BioSciences Corporation (“Helicos” or the “Company”) executed the Second Amendment to the Loan and Security Agreement (the “Amendment”) among Helicos, certain lenders (the “Lenders”) and General Electric Capital Corporation (“GE”), dated as of June 27, 2008.  The Amendment amends the Loan and Security Agreement (the “Loan Agreement”) among Helicos, the Lenders and GE, dated as of December 31, 2007 that provides for a $20 million senior secured term credit facility (the “Credit Facility”).  The Loan Agreement was previously filed with the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.

Concurrently with the execution of the Amendment, Helicos received an additional $10 million pursuant to the Credit Facility (the “Subsequent Term Loan’) pursuant to the conditions precedent in the Loan Agreement, as amended by the Amendment.  The Amendment provides that interest on outstanding indebtedness with respect to the Subsequent Term Loan under the Credit Facility will accrue at a rate of 11.5%.  The Amendment provides that payments of principal and interest with respect to the Subsequent Term Loan will be made in 36 equal installments, rather than 27 installments as originally provided for in the Loan Agreement.

The obligations of the Company under the Loan Agreement, as amended, are secured under various collateral documents by a cash amount of $10,000,000 and interests in substantially all of the Company’s personal property, including the pledge of the stock of the Company’s wholly-owned subsidiary, and proceeds of any intellectual property, but not by the Company’s intellectual property.

Under the Amendment, the Company paid a fee in the amount of $150,000 to GE in its capacity as agent for the Credit Facility, for the benefit of the Lenders.  The Amendment also provides for issuance to the Lenders of a warrant as described in Item 3.02.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 10.1 to this report and is hereby incorporated by reference.

Item 3.02                                                 Unregistered Sales of Equity Securities

As a part of the consideration for the Amendment, Helicos issued warrants evidencing the rights to acquire an aggregate of up to 110,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for an exercise price of $4.80 per share (the “Warrants”), substantially in the form attached hereto as Exhibit 10.2.  The Warrants were offered pursuant to the exemptions from registration set forth in section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

The foregoing description of the Warrants is qualified in its entirety by reference to the form of Warrant, a copy of which is included as Exhibit 10.2 to this report and is hereby incorporated by reference.

Item 9.01               Financial Statements and Exhibits

                (d)           Exhibits

Exhibit No.	Description

10.1	Second Amendment to the Loan and Security Agreement among Helicos, the Lenders and General Electric Capital Corporation, dated as of June 27, 2008

10.2	Form of Warrant, between Helicos and the Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Stephen P. Hall
Date: June 30, 2008	Name: Stephen P. Hall
Title: Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to the Loan and Security Agreement among Helicos, the Lenders and General Electric Capital Corporation, dated as of June 27, 2008

10.2	Form of Warrant, between Helicos and the Lenders